Exhibit 10.34

VICAL INCORPORATED

10390 Pacific Center Court

San Diego, CA 92121-4340

March 15, 2004

Mr. Vijay B. Samant

Vical Incorporated

10390 Pacific Center Court

San Diego, CA  92121-4340

Re:          Amendment to November 28, 2000 Letter Regarding Employment Terms

Dear Vijay:

This Amendment (the “Amendment”) to your Letter Agreement with Vical Incorporated (the “Company”) dated November 28, 2000 (the “Agreement”) will amend the terms and conditions of the Agreement to the extent provided herein and supercedes the Letter Agreements dated February 5, 2002 and March 10, 2003.  Except as specifically amended by this Amendment, the terms and conditions of the Agreement shall remain in full force and effect.

Paragraph 6 of the Agreement is hereby deleted in its entirety and replaced with the following:

“6.                               Relocation.  We are prepared to pay you a grossed-up payment equal to $50,000 per year for the term of this Letter Agreement to assist you with your expenses for relocating to the San Diego area, and, prior to relocation, for temporary housing and travel to your current residence in Pennsylvania.”

This Amendment shall be governed by and construed in accordance with the laws of the State of California, without regard to conflicts of law principles.

Please sign and date this Amendment and return it to me at your earliest convenience.

Sincerely,

VICAL INCORPORATED

By:	/s/ MARTHA J. DEMSKI
Martha J. Demski
Vice President & Chief Financial Officer

ACCEPTED AND AGREED:

/s/ VIJAY B. SAMANT
Vijay B. Samant

March 17, 2004